UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2008
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Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)
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California (State or Other Jurisdiction of Incorporation)
333-64122 (Commission File Number)	22-3755993 (I.R.S. Employer Identification No.)
14550 Torrey Chase Boulevard, Suite 330 Houston, Texas (Address of Principal Executive Offices)	77014-1022 (Zip Code)

(281) 453-2888
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 250.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 250.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 19, 2007, Blast Energy Services, Inc. and its wholly owned subsidiary Eagle Domestic Drilling Operations LLC (collectively “Blast,” the “Company,” “we” and “us”) filed voluntary petitions with the US Bankruptcy Court or the Southern District of Texas – Houston Division, under Chapter 11 of Title 11 of the US Code, as previously reported in our Form 8-K filings.

On February 26, 2008, the Bankruptcy Court entered an order confirming our Second Amended Plan of Reorganization (the “Plan”).  This ruling allows the Company to emerge from Chapter 11 bankruptcy.

The overall impact of the confirmed Plan is for Blast to emerge with unsecured creditors fully paid, have no debt service scheduled for at least two years, and keep equity shareholders’ interests intact.  The major components of the Plan, which was overwhelmingly approved by creditors and shareholders, are detailed in the following paragraphs.

Under the terms of this confirmed Plan, the Company has raised $4.0 million in cash proceeds from the sale of convertible preferred securities to Clyde Berg and McAfee Capital, two parties related to the Company’s largest shareholder, Berg McAfee Companies (as described in Item 3.02 below).  The proceeds from the sale of the securities were used to pay 100% of the unsecured creditor claims, all administrative claims, and all statutory priority claims, for a total amount of approximately $2.4 million.  The remaining $1.6 million will be used to execute an operational plan, including but not limited to, reinvesting in the Satellite Services and Down-hole Solutions businesses and pursue an emerging Digital Oilfield Services business.

The sale of the convertible preferred securities was conditioned on approval of the Plan and as such, the securities will be issued after the Merger is affected, the Company is redomiciled in the State of Texas (as described below in Item 5.03) and the Preferred Stock is authorized, which are still in process.

This Plan also preserves the equity interests of our existing shareholders. Furthermore, the Company will continue to prosecute the litigation against Quicksilver Resources and Hallwood Petroleum/Hallwood Energy. Blast has previously estimated these legal recoveries to be in the range of $15 million to $45 million (gross). Trial dates are currently expected to be May 20, 2008 and September 15, 2008 for Hallwood and Quicksilver, respectively.

Under the terms of the Plan, the Company will carry three secured obligations:

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A $2.1 million interest-free senior obligation with Laurus Master Fund, Ltd., which is secured by the assets of the Company and is payable only by way of a 65% portion of the proceeds that may be received for the customer litigation lawsuits or any asset sales that may occur in the future;

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A $125,000 note to McClain County, Oklahoma for property taxes, which can also be paid from the receipt of litigation proceeds, or if not paid, it will convert into a six-percent interest bearing note commencing in February 27, 2010;  and

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A pre-existing secured $1.12 million note with Berg McAfee Companies has been extended for an additional three years from the effective date of the Plan, February 27, 2008 at eight-percent (8%) interest, and contains an option to be convertible into Company stock at the rate of one share of common stock for each $0.20 of the note outstanding.

No other claims exist on the future operating cash flows of the Company.

Laurus Settlement Agreement

We previously reached an agreement with Laurus Master Fund, Ltd. (“Laurus”), on the terms of an asset purchase agreement intended to offset the full amount of the $40.6 million senior note, accrued interest and default penalties owed to Laurus. Under the terms of this agreement, only five land drilling rigs and associated spare parts was sold to repay Laurus’ note, accrued interest and default penalties on the note.  We had previously requested authority to consummate the agreement with Laurus from Thornton as defined below, which proposed sale was originally objected to by Thornton Oilfield Holdings LLC and various other entities controlled by Rodney D. Thornton (collectively “Thornton Entities”), at the time a significant shareholder of the Company.

The Settlement provided that Thornton Entities shall dismiss their lawsuits against us in Oklahoma and New York, respectively, and they shall support the proposed sale of our rigs to Laurus or its designee Boom Drilling LLC.  The Settlement also provides that we agreed to pay Laurus $2.1 million as a reimbursement which payment is secured by all of our assets which Laurus had security interests in at the time we entered bankruptcy (the “Bankruptcy Assets”), and that we and Laurus shall split the proceeds 35%/65%, respectively, from the sale of any Bankruptcy Assets, and; we have the right to purchase 900,000 shares of our common stock currently held by Second Bridge, a Thornton Entity, for $900.

The Settlement was heard by the Bankruptcy court on May 10, 2007, was approved by the court at that time and the rig sale was completed shortly thereafter.

Management Conversions

The Company’s Directors converted unsecured claims for unpaid directors fees totaling approximately $164,000, into shares of the Company’s common stock at the rate of one share of common stock for each $0.20 of the deferred amount owed. Such conversions will result in the issuance of the following shares to our current and former Directors, which issuances are still in process:

John Block	92,500
Roger P. (Pat) Herbert	120,000
Scott Johnson	72,500
Joseph Penbera	202,500
Jeff Pendergraft	55,000
Fred Ruiz	100,000
O. James Woodward III	177,500

Management Warrants

Under the Plan, the Company’s Board of Directors was given the authority to enter into long-term warrant agreements with the Company’s senior management, and grant such senior management the right to purchase up to 4,000,000 warrants to purchase shares of the Company’s common stock at $0.20 per share, for a period of five years.  No warrant grants have been issued to date.

Debtor-in-Possession (DIP) Loan

The Bankruptcy court approved the Company’s ability to draw $800,000 from Berg McAfee and related entities to finance the Company on a temporary basis.  The Plan allows Berg McAfee to convert the outstanding balance of the DIP loan into Company’s common stock on the effective date of the Plan at the rate of one share of common stock for each $0.20 of the DIP loan outstanding.  No amount of this loan has been converted into stock to date.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

In connection with the approval of the Plan, the Company currently has the three outstanding secured Notes described above, and has sold an aggregate of $4,000,000 in Series A Preferred Stock, as described in greater detail below.

Item 3.02 Unregistered Sales of Equity Securities.

In January 2008, the Company sold the rights to an aggregate of 1,000,000 units each consisting of four shares of Series A Convertible Preferred Stock, which Preferred Stock is explained in greater detail below under Item 5.03 and one three year warrant with an exercise price of $0.10 per share (the “Units”), for an aggregate of $2,000,000 or $2.00 per Unit, to Clyde Berg, an individual.  The sale of the Units was conditioned on approval of the Plan and as such, the Units will be issued after the Merger is affected, the Company is redomiciled (as described below) and the Preferred Stock is authorized.  The shares of common stock issuable in connection with the exercise of the warrants and in connection with the conversion of the Preferred Stock were granted registration rights in connection with the sale of the Units.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer.

In January 2008, the Company sold the rights to an aggregate of 1,000,000 Units, for an aggregate of $2,000,000 or $2.00 per Unit, to McAfee Capital, LLC, a limited liability company.  The sale of the Units was conditioned on approval of the Plan and as such, the Units will be issued after the Merger is affected, the Company is redomiciled (as described below) and the Preferred Stock is authorized.  The shares of common stock issuable in connection with the exercise of the warrants and in connection with the conversion of the Preferred Stock were granted registration rights in connection with the sale of the Units. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above, since the foregoing did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the approval of the Plan, O. James Woodward III, Fred Ruiz and Scott Johnson resigned from their positions as Directors of the Company on or about February 26, 2008, and the Company’s current Vice Chairman, H. Roger “Pat” Herbert became Chairman of the Board of Directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the approval of the Plan, the Bankruptcy Court, and the Board of Directors of the Company approved a change in domicile of the Company from California to Texas.  This will be effected by the Company creating a wholly owned subsidiary, Blast Energy Services, Inc., in the State of Texas, which the Company will merge with and into, the result of which will be that the Company will become a Texas corporation (the “Merger”).  Following the Merger, the Company will have 200,000,000 authorized shares of stock, of which 180,000,000 shares will be common stock, $0.001 par value per share, and 20,000,000 shares will be preferred stock, $0.001 par value per share.  The Certificate of Formation of the resulting Texas corporation will also allow the Company’s Board of Director to issue “blank check” preferred stock with rights and privileges as it may decide in its sole discretion, but which shares must have voting rights.  The Company also authorized 8,000,000 shares of Series A Convertible Preferred Stock in connection with the Merger, which are described in greater detail below.  In connection with the Merger, the Company adopted new Bylaws (attached hereto as Exhibit 3.3).

Series A Convertible Preferred Stock

The 8,000,000 shares of Series A Preferred Stock of the Company (the “Preferred Stock”) accrue interest at the rate of 8% per annum, in arrears for each month that the Preferred Stock is outstanding.  The Company has the right to repay any or all of the accrued dividends at any time by providing the holders of the Preferred Stock at least five days written notice of their intent to repay such dividends.  In the event the Company receives a “Cash Settlement,” defined as an aggregate total cash settlement received by the Company, net of legal fees and expenses, in connection with either (or both) of the Company’s pending litigation proceedings with (i) Hallwood Petroleum, LLC and Hallwood Energy, LP (Adversary Proceeding No. 07-03282 in the US Bankruptcy Court in Houston); and/or (ii) Quicksilver Resources, Inc (Adversary Proceeding No. 07-03292 in the US Bankruptcy Court in Houston), in excess of $4,000,000, the Company is required to pay any and all outstanding dividends within thirty days in cash or stock at the holder’s option.  If the dividends are not paid within thirty days of the date the Cash Settlement is received, a “Dividend Default” occurs.

Additionally, the Preferred Stock (and any accrued and unpaid dividends on such Preferred Stock) have optional conversion rights, which provide the holders of the Preferred Stock the right, at any time, to convert the Preferred Stock into shares of the Company’s common stock at a conversion price of $0.50 per share.

In addition, the Preferred Stock automatically converts into shares of the Company’s common stock at a conversion price of $0.50 per share, if the Company’s common stock trades for a period of more than twenty consecutive trading days at greater than $3.00 per share and the average trading volume of the Company’s common stock exceeds 50,000 shares per day.

The Preferred Stock has the right to vote at any shareholder vote, the number of common shares of voting stock that the Preferred Stock is then convertible into.

The Preferred Stock may be redeemed at the sole option of the Company upon the receipt by the Company of a Cash Settlement from the pending litigation in excess of $7,500,000, provided that the holders, at their sole option, may have six months from the date of the Company’s receipt of the Cash Settlement to either accept the redemption of the Preferred Stock or convert such Preferred Stock into shares of the Company’s common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
2.1*	Plan of Merger
2.2*(1)	Articles of Merger (California and Texas)
3.1*(1)	Certificate of Formation Texas
3.2*(1)	Certificate of Designation of Series A Preferred Stock Texas
3.3*(1)	Bylaws of Blast Energy Services, Inc., Texas
10.1*	Second Amended Plan of Reorganization
10.2*	First Amended Plan of Reorganization
10.3*	Subscription Agreement and Related Exhibits with Clyde Berg
10.4*	Subscription Agreement and Related Exhibits with McAfee Capital, LLC
10.5*	Laurus Master Fund, Ltd. $2.1 million Security Agreement
10.6*	Berg McAfee Companies $1.12 million Note
10.7(2)	Settlement Agreement

* Filed herewith
(1)  These filings have not been made as of the date of this report.
(2)  Filed as an exhibit to our report on Form 8-K, filed with the Commission on May 14, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST ENERGY SERVICES, INC. (Registrant)
Dated: March 6, 2008	By:	/s/ John MacDonald
John MacDonald
Chief Financial Officer